UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )

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Chindex International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHINDEX INTERNATIONAL, INC.
4340 EAST WEST HIGHWAY, SUITE 1100
BETHESDA, MARYLAND 20814

                      August •, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Chindex International, Inc. (the “Company”) to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, September 16, 2008 at 8:30 A.M., local time.  The matters to be acted upon at that meeting are set forth and described in the Notice of Annual Meeting and Proxy Statement that accompany this letter.  We request that you read these documents carefully.

We hope that you plan to attend the meeting.  However, if you are not able to join us, we urge you to exercise your right as a stockholder and vote.  Please promptly sign, date and return the enclosed proxy card in the accompanying postage prepaid envelope.  You may, of course, attend the Annual Meeting of Stockholders and vote in person even if you have previously mailed your proxy card.

Sincerely,

ROBERTA LIPSON Chief Executive Officer

IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE.

CHINDEX INTERNATIONAL, INC.
4340 EAST WEST HIGHWAY, SUITE 1100
BETHESDA, MARYLAND 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 16, 2008

To the Stockholders of Chindex International, Inc.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Chindex International, Inc. (the “Company”) will be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, September 16, 2008 at 8:30 A.M., local time, to consider and act upon the following matters:

1.	To elect seven directors;

2.	To approve a proposal to amend the Company’s certificate of incorporation to adopt a classified board of directors;

3.	To ratify the selection of BDO Seidman, LLP by the Board’s Audit Committee as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2009; and

4.	To attend to any other business properly presented at the meeting or any adjournment thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.  A copy of our 2008 Annual Report is enclosed.  This Notice and Proxy Statement, the proxy card and the 2008 Annual Report are being mailed on or about August •, 2008.  The close of business on August 7, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

ELYSE BETH SILVERBERG Secretary

Bethesda, Maryland
August •, 2008

All stockholders are cordially invited to attend the Annual Meeting in person.  Whether or not you attend the Annual Meeting, it is important that your shares be represented.  Each stockholder is urged to sign, date and return the enclosed proxy card, which is being solicited on behalf of the Board of Directors.  An envelope addressed to the Company’s transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.

PROXY STATEMENT TABLE OF CONTENTS

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CHINDEX INTERNATIONAL, INC.
4340 EAST WEST HIGHWAY, SUITE 1100
BETHESDA, MARYLAND 20814

_____________________

PROXY STATEMENT
_____________________

General

This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share (“Common Stock”), and Class B Common Stock, par value $.01 per share (“Class B Common Stock”), of Chindex International, Inc. (the “Company”) in connection with the solicitation by and on behalf of its Board of Directors of proxies for use at the 2008 Annual Meeting of Stockholders to be held on Tuesday, September 16, 2008, at 8:30 A.M., local time, at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This Proxy Statement is first being mailed on or about August •, 2008.

Proposals To Be Voted On and the Board’s Voting Recommendations

You are being asked to vote on the following proposals:

1.	Election of seven directors - - the Board recommends a vote FOR each director.

2.	Amendment of the Company’s certificate of incorporation to adopt a classified board of directors - - the Board recommends a vote FOR the amendment.

3.	Ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm - - the Board recommends a vote FOR ratification.

If you properly specify how a proxy is to be voted, it will be voted accordingly.  If you sign a proxy card or voting instruction form but do not provide voting instructions, it will be voted (1) in accordance with the Board’s recommendation as described in the previous paragraph, and (2) at the discretion of the proxy holders, with regard to any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Revocability of Proxies

You may revoke a proxy at any time before the Annual Meeting by filing with Elyse Beth Silverberg, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and electing to vote in person.  Attending the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

Outstanding Shares

The Board of Directors has fixed the close of business on August 7, 2008 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponement thereof.  As of the Record Date, there were • shares of Common Stock and 1,162,500 shares of Class B Common Stock outstanding.  The shares of Class B Common Stock are convertible at any time at the option of the holder and automatically upon the occurrence of certain circumstances into shares of Common Stock on a one-for-one basis.

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Quorum

Conducting business at the Annual Meeting requires a quorum. For a quorum to exist, stockholders representing a majority of the outstanding shares entitled to vote must be present in person or represented by proxy. Proxies submitted that contain abstentions or broker non-votes will be deemed present at the Annual Meeting for purposes of determining the presence of a quorum.  A broker non-vote occurs when a broker cannot exercise discretionary voting power and has not received instructions from the beneficial owner.

If a quorum is not present or represented at the Annual Meeting, then the stockholders entitled to vote who are present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present.  If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, then no further notice of the adjourned meeting need be given.  If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the Annual Meeting to solicit additional proxies.

Voting

When voting together, each holder of Common Stock is entitled to one vote for each share held by such holder and each holder of Class B Common Stock is entitled to six votes for each share held by such holder.  The Company’s certificate of incorporation provides that the Common Stock and the Class B Common Stock vote together as a single class on all matters on which they may vote, except when class voting is required by law.

You may vote either in person at the meeting or by proxy.  The accompanying proxy card (or the electronic equivalent thereof) is designed to permit each holder of Common Stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Annual Meeting.  If your shares are registered in the name of the bank or brokerage firm, you may be able to vote your shares over the Internet or by telephone.  A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone.  If your bank or brokerage firm is participating in such a program, your voting form will provide instructions.  If your voting form does not contain Internet or telephone voting information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided by your bank or brokerage firm.

In the election of directors, you may vote FOR all of the director nominees or your vote may be WITHHELD with respect to one or more nominees.  You may vote FOR, AGAINST or ABSTAIN on the proposal to amend the Company’s certificate of incorporation to adopt a classified board of directors and the proposal to ratify the auditors.

The Company’s Bylaws provide that directors are elected by a plurality vote.  Thus, the seven nominees for election as directors who receive the most votes cast will be elected.  Approval of the proposal to amend the Company’s certificate of incorporation to adopt a classified board of directors requires the affirmative vote of holders of a majority of the voting power of the Common Stock.  Approval of the proposal to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, provided a quorum is present.  Under current rules of the New York Stock Exchange to which its members are subject, these three proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in “street name” may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.  For the election of directors and the proposal to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm, abstentions and broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not considered votes cast and, consequently, will have no effect on the vote on that matter, but are counted in determining a quorum.  For the proposal to amend the Company’s certificate of incorporation, abstentions and broker non-votes will have the same effect as votes against such proposal.

Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise.  However, the Audit Committee of the Board of Directors is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice.  The Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

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Results of Voting

The results of the voting will be announced at the meeting. We will also publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2009, which we will file with the Securities and Exchange Commission (the “Commission”).

Costs of Proxy Solicitation

The cost of preparing and mailing this Proxy Statement and accompanying materials will be borne by the Company.  The Company also will reimburse brokers who are holders of record of Common Stock for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of such shares.  In addition to the use of the mails, proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, email, telegraph or in person.  The approximate mailing date of this Proxy Statement is August •, 2008.

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PROPOSAL 1—ELECTION OF DIRECTORS

Seven directors will be elected this year for terms expiring in 2009. The nominees for election are:

Holli Harris
Carol R. Kaufman
Roberta Lipson
A. Kenneth Nilsson
Julius Y. Oestreicher
Lawrence Pemble
Elyse Beth Silverberg

Each nominee is currently serving as a director of the Company.  Assuming a quorum is present, the seven nominees receiving the most affirmative votes at the meeting will be elected as directors.  Consequently, any shares not voted at the meeting, whether by abstention or otherwise, will have no effect on the election of directors.  If any of the nominees should unexpectedly decline or become unable to serve, the proxies we are soliciting may be voted for a substitute nominee, or the Board may reduce the number of directors to be elected. Stockholders may not cumulate their votes when electing directors.

The Board of Directors unanimously adopted a resolution proposing an amendment to the Company’s certificate of incorporation that classifies the board of directors into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three year term.  The amendment to the certificate of incorporation is conditioned on obtaining shareholder approval as discussed herein under “Proposal 2 – Approval of a Classified Board of Directors.”

If the amendment is adopted, the terms of office of the Class I, Class II and Class III directors will expire in 2009, 2010 and 2011, respectively.

Subject to the approval of the amendment to the certificate of incorporation, the following table sets forth information regarding the nominees for directors and such persons, if elected at the Annual Meeting, will serve as directors in the classes and for the terms specified below:

Name	Age	Position with Company	Director Since	Term to Expire

Class I:
A. Kenneth Nilsson	75	Chairman of the Board of Directors	1996	2009
Roberta Lipson	53	President, Chief Executive Officer and Director	1981	2009

Class II:
Julius Y. Oestreicher	78	Director	1996	2010
Lawrence Pemble	51	Executive Vice President, Chief Financial Officer, Treasurer and Director	1986	2010
Elyse Beth Silverberg	51	Executive Vice President, Secretary and Director	1981	2010

Class III:
Holli Harris	41	Director	2004	2011
Carol R. Kaufman	59	Director	2000	2011

If the amendment to the certificate of incorporation is not approved, each nominee, if elected at the Annual Meeting, will serve as a director until the 2009 annual meeting of stockholders or until such director’s successor has been elected and qualified or such director’s earlier resignation or removal.

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Brief biographies of the director nominees are included below under the caption “Information About Nominees.” These biographies include their age, business experience and the names of publicly held and certain other corporations and organizations of which they are also directors.

THE BOARD RECOMMENDS A VOTE FOR ELECTION OF THESE SEVEN DIRECTOR NOMINEES.

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Information About Current Directors and Executive Officers

The directors and executive officers of the Company and their present positions with the Company are as follows:

Name	Positions with the Company
A. Kenneth Nilsson (1)(2)(3)	Chairman of the Board of Directors
Roberta Lipson	President, Chief Executive Officer and Director
Elyse Beth Silverberg	Executive Vice President, Secretary and Director
Lawrence Pemble	Executive Vice President, Chief Financial Officer, Treasurer and Director
Anne Marie Moncure	President of United Family Hospitals and Clinics
Holli Harris (1)	Director
Carol R. Kaufman (1)(2)	Director
Julius Y. Oestreicher (1)(2)(3)	Director
_________________

(1)	Member of Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Governance and Nominating Committee.

Subject to the shareholder vote on Proposal 2 at the Annual Meeting, all directors of the Company hold office until the next annual meeting of the stockholders and until their successors have been elected and qualified.  The officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company’s stockholders and hold office until their death, until they resign or until they have been removed from office.

Information About Nominees

The following nominees are currently serving as members of the Company’s Board of Directors and are standing for re-election.

ROBERTA LIPSON, 53, co-founded the Company in 1981.  Ms. Lipson served as the Chairman of the Board of Directors from 1981 until 2004 and has served as the Chief Executive Officer since 1981.  From 1979 until founding the Company in 1981, Ms. Lipson was employed in China by Sobin Chemical, Inc., a worldwide trading company, as Marketing Manager, coordinating marketing and sales of various equipment in China.  Ms. Lipson was employed by Schering-Plough Corp. in the area of product marketing until 1979.  Ms. Lipson received a B.A. degree in East Asian Studies from Brandeis University and an MBA degree from Columbia University Graduate School of Business.

ELYSE BETH SILVERBERG, 51, co-founded the Company in 1981.  Ms. Silverberg has served as the Company’s Executive Vice President and Secretary and as a Director since that time.  Prior to founding the Company, Ms. Silverberg worked with Ms. Lipson at Sobin Chemical, Inc. from 1980 to 1981 and was an intern in China with the National Council for U.S.-China Trade from 1979 to 1980.  Ms. Silverberg received a B.A. degree in Chinese Studies and History from the State University of New York at Albany.

LAWRENCE PEMBLE, 51, joined the Company in 1984 and has served as Executive Vice President, Treasurer and Chief Financial Officer since January 1996.  From 1986 until 1996, Mr. Pemble served as Vice President of Marketing.  From 1986 through April 1992 and September 1993 to the present, Mr. Pemble has also served as a Director of the Company.  Prior to joining the Company, Mr. Pemble was employed by China Books and Periodicals, Inc. as Manager, East Coast

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Center.  Mr. Pemble received a B.A. degree in Chinese Studies and Linguistics from the State University of New York at Albany.

A. KENNETH NILSSON, 75, has served as a Director of the Company since January 1996 and the Chairman of the Board of the Company since October 2004.  Mr. Nilsson formerly served as President of Cooper Laboratories, Inc.; President of Cooper Lasersonics, Inc.; Managing Director of Pfizer Taito Ltd.; President of Max Factor, Japan; and Chairman of the Monterey Institute of International Studies.  Mr. Nilsson received a B.A. degree from the University of Southern California and an M.A. degree from the University of California.

HOLLI HARRIS, 41, has served as a Director of the Company since August 2004.  Ms. Harris worked for the U.S. State Department at the U.S. Embassy in Moscow, and has since served in financial and strategic management positions in the energy, banking, biotech and automotive industries.  In 2003, Ms. Harris was a Financial Analyst with Amgen Inc., an international biotechnology and pharmaceutical firm.  From 2004 to 2008, Ms. Harris was a Financial Manager at Corbis Corporation, an international visual and image solutions provider.  Ms. Harris currently is an independent business strategy and process consultant.  Ms. Harris has a dual degree in Russian Language and International Relations from the University of California - Davis and an MBA in Finance from the University of Michigan.

CAROL R. KAUFMAN, 59, has served as a Director of the Company since November 2000.  Ms. Kaufman has been Vice President and Chief Administrative Officer of The Cooper Companies, Inc., a medical device company, since October 1995 and was elected Vice President of Legal Affairs in March 1996 and was elected Senior Vice President in October 2004.  From January 1989 through September 1995, she served as Vice President, Secretary and Chief Administrative Officer of Cooper Development Company, a healthcare and consumer products company that was a former affiliate of The Cooper Companies, Inc.  Ms. Kaufman received her undergraduate degree from Boston University.

JULIUS Y. OESTREICHER, 78, has served as a Director of the Company since January 1996.  Mr. Oestreicher has been a partner with the law firm of Oestreicher & Ennis, LLP and its predecessor firms for more than thirty years, engaging primarily in estate, tax and business law.  Mr. Oestreicher received a B.S. degree in Business Administration from City College of New York and a J.D. degree from Fordham University School of Law.

Information About Executive Officers

Please refer to the “Information About Nominees” section above for the biographies of Ms. Lipson, our President and Chief Executive Officer, Ms. Silverberg, our Executive Vice President and Secretary, and Mr. Pemble, our Chief Financial Officer, Treasurer and Executive Vice President.

ANNE MARIE MONCURE, 52, has served as President of United Family Hospitals and Clinics since May 2006.  From August 2004 to April 2006, she served as Managing Director of Indraprastha Medical Corporation Ltd. in New Delhi, India.  From 1998 to 2004, she served as Vice President and Executive Director of Providence Hospital Northeast for Sisters of Charity Providence Hospitals in Columbia, South Carolina.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance

The system of governance practices followed by the Company is memorialized in the Company’s Governance Guidelines and the charters of the three committees of the Board of Directors.  The Governance Guidelines and charters are intended to ensure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management.  The Governance Guidelines also are intended to align the interests of directors and management with those of the Company’s stockholders. The Governance Guidelines establish the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, chief executive officer performance evaluation, succession planning, board committees and director compensation.  The Board annually conducts a self-evaluation to assess compliance with the Governance Guidelines and identify opportunities to improve Board performance.

The Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices.  The Board has three committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.  The Governance Guidelines, as well as the charter for each committee of the Board, may be viewed at www.chindex.com.

Director Independence

We believe that independent directors play a critical role in governing the Company, and we are committed to ensuring that a majority of our directors are independent. Currently four of our seven directors satisfy the independence requirements of the Nasdaq Stock Market’s listing standards.  Under these standards, a director is not independent if he or she has certain specified relationships with the Company or any other relationship that in the opinion of the Board of Directors would interfere with his or her exercise of independent judgment as a director or that are enumerated under such standards.  The independent directors are: Ms. Harris, Ms. Kaufman, Mr. Nilsson and Mr. Oestreicher.

In addition to the Board’s determination that four of the seven nominees for election meet the foregoing independence standards, the Board has also determined that each member of our Audit Committee, our Governance and Nominating Committee and our Compensation Committee is independent under these standards.  These determinations were made after reviewing all relevant transactions and relationships between each director and any of his or her family members, on one hand, and the Company, our senior management and our independent auditor, on the other hand.

Board Committees and Procedures

Our full Board of Directors considers all major decisions. However, we have established a Governance and Nominating Committee, an Audit Committee and a Compensation Committee so that some matters can be addressed in more depth than may be possible in a full board meeting.

Governance and Nominating Committee. The current members of the Governance and Nominating Committee are Mr. Nilsson (Chair) and Mr. Oestreicher.  The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members and management.  This Committee will consider Director candidates from stockholders for election at the Annual Meeting if such nominees are submitted in accordance with the procedures set forth in the Company’s bylaws.  During fiscal 2008, the Governance and Nominating Committee held two meetings.

The principal responsibilities of the Governance and Nominating Committee include: (a) determining the slate of director nominees for election to the Company’s Board of Directors; (b) identifying and recommending candidates to fill vacancies occurring between annual shareholder meetings; (c) reviewing the composition of Board committees; (d) monitoring compliance with, reviewing, and recommending changes to the Company’s Governance Guidelines; and (e) reviewing the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stakeholders.  The Governance and Nominating Committee’s role includes periodically reviewing the compensation paid to non-employee directors, and making recommendations to the Board for any adjustments. The Governance and Nominating Committee regularly reviews the charters of Board committees and, after consultation with the respective committee chairs, makes recommendations, if necessary, about changes to the charters.  The specific responsibilities and functions of the Governance and Nominating Committee are delineated in the Governance and Nominating Committee Charter.

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The Governance and Nominating Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Governance and Nominating Committee considers, among other things, the qualifications of individual director candidates.  The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, government, education, and public service.  In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of the Company’s business and technology; educational and professional background; and personal accomplishment.  The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.  In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Committee will consider stockholder recommendations for candidates for the Board.  The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of Company stock should be sent to the attention of the Secretary of the Company.

The Governance and Nominating Committee considered the adoption of a classified board structure for the Company and, in addition to its recommendation to the Board of the slate of nominees as set forth in this Proxy Statement, the Governance and Nominating Committee also recommended to the Board the adoption of such classified structure and the description of such nominees to the respective Board classes as set forth herein.

Audit Committee. The current members of our Audit Committee are Ms. Harris (Chair), Ms. Kaufman, Mr. Oestreicher and Mr. Nilsson, each of whom meets the independence requirements for audit committee members under Section 10A(m)(3) of the Securities Exchange Act of 1934 and the listing standards of The Nasdaq Stock Market.  Additionally, the Board has determined that each of Ms. Harris, Ms. Kaufman and Mr. Nilsson is an audit committee financial expert as defined by the Securities Exchange Commission rules.  The Audit Committee meets at least annually to review the results of the annual audit and discuss the financial statements.  The Audit Committee also meets with the Company’s independent registered public accounting firm quarterly to discuss the results of the their quarterly reviews as well as quarterly results and quarterly earnings releases.  The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board.  The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements.  The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements.  The Committee is directly responsible for the appointment, compensation, and oversight of the independent registered public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company.  The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval.  The specific responsibilities in carrying out the Audit Committee’s oversight role are set forth in the Audit Committee’s Charter.  A report of the Audit Committee appears under the caption “Report of the Audit Committee” below.  During fiscal 2008, the Audit Committee held five meetings.

Compensation Committee. The current members of our Compensation Committee are Mr. Oestreicher (Chair), Ms. Kaufman and Mr. Nilsson, each of whom meets the independence requirements of The Nasdaq Stock Market.  The functions of the Compensation Committee include reviewing the competitiveness of the Company’s executive compensation programs, reviewing the performance of the CEO and the executive management team, reviewing and approving CEO goals and objectives and setting CEO compensation levels, approving salaries, bonus and other compensation for all corporate officers at the level of executive vice president and above, reviewing and approving awards made under any executive officer bonus plan, reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based awards, administering the Company’s equity compensation plans, producing an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable Commission rules and regulations, and attending to such other matters relating to compensation as may be prescribed by the Board of Directors.  The Committee’s charter grants the Committee the authority, without consulting or obtaining the approval of any officer in advance, to retain and terminate any consultant that it uses to assist in the Committee’s evaluation of director or executive officer compensation, and the Committee may elect to obtain such an

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engagement in the future.  The Compensation Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval.  The specific responsibilities in carrying out the Compensation Committee’s role are set forth in the Compensation Committee’s Charter.  A report of the Compensation Committee appears at “Executive Compensation – Compensation Committee Report” below.  During fiscal 2008, the Compensation Committee held five meetings.

Board Meetings and Attendance

The full Board of Directors met nine times during fiscal 2008.  Each incumbent director attended each of our board meetings and the meetings of the board committees on which he or she served.

Code of Business Conduct

The Company has adopted a Code of Business Conduct, which is applicable to all of its directors, officers and employees, including the principal executive officer, the principal financial officer and the principal accounting officer.  Certain sections of the Code are also applicable to the Board of Directors.  The Code is available on the Company’s website at www.chindex.com.  The Company intends to post amendments to or waivers from the Code to the extent applicable to its chief executive officer, principal financial officer or principal accounting officer.

Stockholder Communications with the Board of Directors

The Board of Directors has adopted the following policy concerning stockholder communications: Any stockholder wishing to contact the Board of Directors, any committee of the Board, or any individual director regarding bona fide issues or questions about the Company may do so by sending a written communication to the Board of Directors or the appropriate committee or director c/o the Secretary at the following address: Chindex International, Inc., 4340 East West Highway, Suite 1100, Bethesda, MD 20814.

The Secretary will review all such correspondence and forward it (or a summary) to the appropriate parties.  Where the Secretary deems it appropriate, such forwarding will take place on an expedited basis.  Communications raising concerns relating to the Company’s accounting, internal controls, or audit matters will immediately be brought to the attention of the chairman of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee for such matters.

The Company believes that it is important for directors to directly hear concerns expressed by stockholders.  Accordingly, Board members are encouraged to attend the Annual Meeting of Stockholders.  All of the members of the Board of Directors at the time of the annual meeting of stockholders in 2007 attended such meeting.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee are Mr. Oestreicher (Chair), Ms. Kaufman and Mr. Nilsson.  No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Board Compensation

Directors who are also employees of the Company are not separately compensated for their services as directors.

Cash Compensation to Board Members.  Effective October 1, 2006, each director who is not an employee of the Company is paid, for serving on the Board of Directors, a retainer at the rate of $10,000 per annum and an additional $2,500 for each meeting of the Company’s stockholders attended, $1,000 for each meeting of the Board of Directors attended and $750 for each meeting of a committee of the Board of Directors attended.

Equity Compensation to Board Members.  The Company has granted restricted stock to its outside directors on an annual basis.  During fiscal 2008, each outside director was granted 6,000 shares of restricted stock for service on the Board of Directors and an additional 2,000 shares of restricted stock for service as chair of the Board of Directors or of a committee thereof.  These shares vest ratably on the date of grant and the six month anniversary of the date of grant.

Other.  Board members are reimbursed for reasonable expenses in attending meetings of the Board of Directors and for expenses incurred in connection with their complying with our corporate governance policies.  The Company also provides directors’ and officers’ liability insurance for our directors and has entered into indemnity agreements with them.

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Non-management Directors’ Compensation for Fiscal 2008

The following table shows the compensation received by each of our non-employee directors for the fiscal year ended March 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)

Holli Harris	22,750	110,110	-	-	132,860

Carol R. Kaufman	25,750	82,583	-	-	108,333

A. Kenneth Nilsson	26,500	137,638	-	-	164,138

Julius Y. Oestreicher	26,500	110,110	-	-	136,610

(1)
Represents the dollar amount recognized as expense for financial statement reporting purposes for the fiscal year ended March 31, 2008 in accordance with SFAS 123R with respect to restricted stock awards.  Fair market value of restricted stock grants is determined based on the market value of the common stock on the date of grant.  The amount in the table reflects grants made on two separate dates at which fair market value of the stock was $7.33 and $13.63 per share, respectively.  The grant date fair value under FAS 123R of the restricted stock granted to the non-employee directors during fiscal 2008 was as follows:  Ms. Harris, $163,600; Ms. Kaufman, $122,700; Mr. Nilsson, $204,500; and Mr. Oestreicher, $163,600.

(2)
At March 31, 2008, the number of unvested shares of restricted stock held by the non-employee directors was as follows:  Ms. Harris, 10,000; Ms. Kaufman, 7,500; Mr. Nilsson, 12,500; and Mr. Oestreicher, 10,000.  At March 31, 2008, the number of vested stock options held by the non-employee directors was as follows:  Ms. Harris, 22,500; Ms. Kaufman, 126,540; Mr. Nilsson, none; and Mr. Oestreicher, 129,720.  At March 31, 2008, there were no unvested stock options held by the non-employee directors.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Our compensation program is intended to:

•	attract, motivate, retain and reward employees of outstanding ability;
•	link changes in employee compensation to individual and corporate performance;
•	facilitate the development of a progressive, results-oriented high performance culture;
•	provide opportunities for employee involvement, development and meaningful contribution;
•	support the achievement of annual and long-term financial and strategic goals by rewarding employees for superior results; and
•	align employees’ interests with those of the stockholders.

The ultimate objective of our compensation program is to improve shareholder value.  In furtherance of that objective, we evaluate both performance and compensation of employees to ensure that we maintain our ability to attract and retain employees and that compensation provided to employees remains competitive relative to the compensation paid to similarly situated employees of perceived comparable companies in the marketplace.  The Company historically has not believed that it can reasonably identify peer issuers on an industry or line-of-business basis principally due to the Company’s size and unique combination of two business segments: the operation of Western medicine healthcare facilities in China and the marketing, distribution and sales of medical equipment in China on behalf of manufacturers.  As such, we do not believe that we have such a peer group against which to compare and from which to directly and empirically derive a basis for our compensation program.  We do, however, generally consider entities with similar equity market capitalizations in making compensation decisions.

The above policies guide the Compensation Committee of our Board of Directors (the “Committee”) in assessing the compensation to be paid to our executive officers.  The Committee endeavors to ensure that the total compensation paid to executive officers is fair, reasonable and competitive, consistent with our compensation policies.  The above policies also guide the Committee as to the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation.

In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Committee also takes into consideration a number of factors related to our performance, such as earnings per share, profitability and revenue growth, with particular focus on operating income.

Role of Executive Officers in Compensation Decisions

The Committee reviews and approves the compensation paid to our President and Chief Executive Officer.  With regard to the compensation paid to each executive officer other than the President and Chief Executive Officer, the President and Chief Executive Officer reviews, on an annual basis, the compensation paid to each such executive officer during the past year and submits to the Committee her recommendations regarding the compensation to be paid to such persons during the next year.  Following a review of such recommendations, the Committee approves compensation for such officers in an amount the Committee deems reasonable and appropriate.

Management plays a significant role in the compensation-setting process for executive officers, other than the President and Chief Executive Officer, by:

•	evaluating executive performance, including an annual self-evaluation;
•	recommending business performance targets and establishing objectives; and
•	recommending salary levels, bonuses and equity-based awards.

Management also prepares meeting information for most Committee meetings, and the President and Chief Executive Officer participates in Committee meetings at the Committee’s request to provide:

•	background information regarding our strategic objectives;

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•	evaluation of the performance of the executive officers; and
•	compensation recommendations as to executive officers (other than the Chief Executive Officer).

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executive officers to achieve our business goals and reward executive officers for achieving such goals.

In making compensation decisions, the Committee believes that information regarding pay practices at other companies is useful, but not determinative, because the Committee recognizes that our compensation practices must be competitive in the marketplace in general.

In fiscal 2008, the Committee did not engage a consultant to provide advice regarding compensation matters.  However, the Company subscribes to an internet-based service that provides cost-of-living differentials around the world and comparable position compensation in a variety of industries, which service was used by the Compensation Committee in its decision-making during fiscal 2008.  The information provided by this service allowed for a comparison of the compensation generally paid to similarly situated executive officers at similar size companies.

The Committee relies upon its judgment and, when appropriate, management’s judgment, of each individual executive officer in determining the amount and mix of compensation elements and whether each particular payment or award provides an appropriate incentive and reward for performance that sustains and enhances stockholder value.  Key factors affecting this judgment include:

•	performance compared to the financial, operational and strategic goals established for the executive, the Company or an applicable operating segment at the beginning of the year;
•	nature, scope and level of responsibilities of the particular executive;
•	contribution to our financial results, particularly with respect to key metrics such as operating income; and
•	effectiveness in leading our initiatives.

In addition, in fiscal 2008 the Committee considered each executive officer’s current salary and prior-year bonus, the appropriate balance between incentives for long-term and short-term performance, the compensation paid to the executive officer’s peers, if any, within the Company, the self evaluations of each of the executive officers and the recommendations by the CEO as to each other executive officer.

2008 Executive Compensation Components

For the fiscal year ended March 31, 2008, the principal components of compensation for the executive officers were:

•	base salary;
•	performance-based annual incentive bonus;
•	long-term equity incentive compensation; and
•	perquisites and other personal benefits.

Base Salary

We provide executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  In setting base salaries, the Committee periodically reviews published compensation survey data for similar size companies.  The base salary for each of the executive officers is guided by the salary levels for perceived comparable positions in the marketplace, as well as the individual’s personal performance and internal alignment considerations.  The relative weight given to each factor varies with each individual at the Committee’s discretion.

Each executive officer’s base salary is typically reviewed every year and is adjusted from time to time on the basis of:

•	the Committee’s evaluation of the executive officer’s personal performance for the year; and
•	the competitive marketplace for persons in comparable positions.

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Our overall anticipated and actual performance and profitability also have been factors in determining the base salaries for the executive officers.

On December 17, 2007, based on consideration of the foregoing matters, the Committee increased, effective January 1, 2008, the base salaries of Ms. Lipson, Ms. Silverberg, Mr. Pemble and Ms. Moncure by $50,000, $45,000, $45,000 and $85,000, respectively, to $300,000, $270,000, $270,000 and $240,000, respectively.

Performance-Based Annual Incentive Bonus

The Committee considers each year whether a performance-based annual incentive bonus plan should be established for the year and, if so, approves the group of executives eligible to participate in such plan for that year.  For fiscal 2008, the Committee determined that annual incentive compensation would be paid partly in cash and partly in stock options, in each case with the amounts contingent on meeting performance goals set by the Committee.  As such, the Committee adopted a performance-based annual Executive Management Incentive Program (the “EMI Program”), designed to motivate and reward performance for the year for eligible executive officers.  The EMI Program for fiscal 2008 was modeled on the program from 2007, with certain adjustments.  The EMI Program for fiscal 2008 was applied to each of the Company’s four executive officers.

Cash Bonus.  For fiscal 2008, the cash bonus portion of the EMI Program included various financial performance targets (described below) based on the participant’s position, with the payout targets for executives ranging from 10% to 35% of base salary based on achievement of those targets.  The Committee has discretion to award an additional bonus of 20% of base salary for achievement of various non-financial objectives, such as developmental and transformational projects, human resources and successor development and other objectives developed by the Committee at the beginning of or during the applicable fiscal year, or if the Committee determines that payment of a bonus is otherwise appropriate, such as for example if events beyond the control of the executives prevent complete achievement of quantified goals.  The cash bonuses under the EMI Program are designed to link a significant portion of the executive officer’s total cash compensation to overall Company and/or business segment performance and to position the executive’s cash compensation generally within a perceived range for comparable positions at similar size companies when superior performance is achieved, without empirical reference to any specific peer group.

The Committee sets minimum, target and maximum levels for our financial objectives each year and the payment and amount of any bonus is generally dependent upon whether we achieve those performance goals.  For 2008, the objectives were based primarily upon our achievement of specified results with respect to corporate operating income (COI).  In making the determination of minimum, target and maximum levels, the Committee considered the specific circumstances facing us during the year and our strategic plan for the year.  These levels were based on our confidential internal performance goals and not on any published or analyst estimates.  The Committee generally establishes financial objectives that it believes can be reasonably achieved with strong individual performance over the fiscal year.

If the minimum, target or maximum performance objectives are met, participants are eligible to receive a bonus payment under the EMI Program based on attainment of that performance level, but adjusted to reflect his or her individual performance.  Individual performance is based upon the Committee’s evaluation of the individual employee’s performance and contribution for the fiscal year.  For example, if an executive officer has a target bonus amount of 25% of his or her base salary and we meet the target financial objectives for the fiscal year, the executive officer will receive a cash incentive bonus payment under the plan equal to 25% of his or her current annual base salary if the executive officer has also met his or her individual target goals for the fiscal year.  If we meet the target financial objectives for the year and the executive officer’s performance exceeds his or her individual target goals for the fiscal year, his or her bonus payment for the year may be increased by up to 20% of annual base salary.  If, on the other hand, we meet the target financial objectives for the year but the executive officer’s individual performance is below his or her individual goals for the fiscal year, his or her bonus payment for the year will be less than 25% of his or her annual base salary.  If we do not meet the minimum financial objectives for the fiscal year, generally no bonus payments will be made under the EMI Program, although it is possible that the Committee may in its discretion award a bonus of up to 20% of annual base salary under the additional bonus provision of the EMI Program, based on the achievement of non-financial objectives.

For fiscal year 2008, the cash amount that could have been received by each of the four executive officers covered by the EMI Program ranged from 0% (assuming the minimum objectives were not met) of annual base salary to up to 55% of annual base salary, with a targeted bonus amount of 25% of base salary at attainment of target level performance. For the President and Chief Executive Officer and the Chief Financial Officer, the target bonus was based solely on attainment of targeted COI.  For the Executive Vice President and Secretary, the target bonus was based 40% on the attainment of targeted

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COI, 40% on attainment of targeted operating income of the Company’s Medical Products division, and 20% on non-financial performance criteria.  For the President of United Family Hospitals and Clinics, the target bonus was based solely on attainment of targeted operating income of the Company’s Healthcare Services division.  The table entitled “Grants of Plan-Based Awards in Fiscal 2008” in this Proxy Statement sets forth the estimated range of cash payouts to executive officers under the EMI Program assuming minimum, target or maximum performance objectives were met for fiscal year 2008.

Potential Cash Bonus Under EMI Program.  The following table provides the potential cash bonus payable under the EMI Program for fiscal 2008:

Objective Performance Achieved as a % of Target	Cash Bonus as a % of Base Salary	Maximum Discretionary Cash Bonus as a % of Base Salary

90% or less	0	20%

91 to 99%	10%	20%

100 to 110%	25%	20%

111% and above	35%	20%

In determining whether and the extent to which applicable target amounts had been achieved, the Committee met promptly following the availability of the audited financial statements of the Company for fiscal 2008 to consider those financial statements.  In addition, the Committee instructed management to provide calculations demonstrating such achievement.  Following the review of those financial statements and calculations, the Committee concluded that each of Roberta Lipson, Lawrence Pemble and Anne Marie Moncure had earned the maximum objective awards of 35% of their respective base salaries and that Elyse Beth Silverberg had earned the maximum objective award of 35% on that 40% portion of her incentive compensation that was pegged to consolidated Company performance.  Further, the Committee determined that significant adverse circumstances over which Ms. Silverberg had no control, including in particular significant delays in governmental approvals of product registrations, had prevented achievement by the Medical Products division of the target amounts to which another 40% of Ms. Silverberg’s incentive compensation was pegged.  Acknowledging the effort and results of Ms. Silverberg’s performance in light of such circumstances, the Committee awarded to Ms. Silverberg one-half of the non-financial discretionary bonus provided for in the EMI Program with respect to divisional performance.  The Committee also considered the non-financial discretionary awards authorized by the EMI Program for up to 20% of base salary and, after consideration of various non-financial factors, awarded the full amount of such award to each executive officer.  Consequently, the named executive officers received the following payments in July 2008 under the EMI Program for fiscal year 2008 performance:

Name	2008 EMI Cash Bonus
Roberta Lipson, President and Chief Executive Officer	$146,471
Elyse Beth Silverberg, Executive Vice President and Secretary	$105,459
Lawrence Pemble, Executive Vice President, Chief Financial Officer and Treasurer	$129,938
Anne Marie Moncure, President of United Family Hospitals and Clinics	$121,127

The Committee retains wide discretion to interpret the terms of the EMI Program and to interpret and determine whether our financial objectives or an individual’s performance objectives have been met in any particular fiscal year.  The Committee also retains the right to exclude extraordinary charges or other special circumstances in determining whether our financial objectives were met during any particular fiscal year.  Further, the Committee may consult with the Board of Directors or seek ratification from the Board of Directors with respect to interpretations of the terms of the EMI Program.

Although the Committee may approve cash bonuses outside of the EMI Program for all of our executive officers to reward accomplishments or milestones not covered by the EMI Program, other than as described above, no such bonuses were awarded for fiscal 2008 to the executives that participated in that program.

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Equity Awards.  In addition to the cash bonuses payable under the EMI Program for fiscal 2008, the EMI Program also provided for the grant of options to purchase shares of the Company’s Common Stock in order to provide equity-based incentive compensation to motivate and reward performance for the year for eligible executive officers.  These options were granted under our 2007 Stock Incentive Plan (the “2007 Plan”).

If the target or maximum performance objectives were met, participants were eligible to receive an award of stock options under the EMI Program and pursuant to the 2007 Plan, with the specific amount that such participant receives dependent on his or her individual performance.  Achievement of only the minimum performance level would not entitle the executives to a stock option award.  As with the cash bonuses, an individual’s stock options award under the EMI Program was based on achievement of performance objectives, adjusted to reflect the evaluation of the individual employee’s performance and contribution for the fiscal year.

For fiscal year 2008, the stock options that could have been received by each of our executive officers under the EMI Program was:  0 options (assuming the target objectives were not met), 22,500 options (assuming only target objectives were met), or 30,000 options (assuming maximum objectives were met), giving effect to the Company’s three-for-two stock split having a record date of April 1, 2008 and assuming that individual performance targets were satisfied.

Based on the same financial information and calculations as used with respect to the cash amounts, the Committee concluded that each of Ms. Lipson, Mr. Pemble and Ms. Moncure had earned the maximum objective awards of stock options to purchase 30,000 shares of common stock and that Ms. Silverberg had earned 40% of such maximum (amounting to options to purchase 12,000 shares of common stock).  The following table shows the foregoing grants of stock options, which have an exercise price per share of $19.81, a term of ten years, and vest ratably (subject to acceleration) on the first three anniversaries of June 17, 2008.

Name	June 2008 EMI Stock Option Awards For Fiscal 2008 Performance
Roberta Lipson, President and Chief Executive Officer	30,000 shares
Elyse Beth Silverberg, Executive Vice President and Secretary	12,000 shares
Lawrence Pemble, Executive Vice President, Chief Financial Officer and Treasurer	30,000 shares
Anne Marie Moncure, President of United Family Hospitals and Clinics	30,000 shares

Equity Awards for Fiscal Year 2007.  In June 2007, the Committee determined that each of Ms. Lipson, Ms. Silverberg and Mr. Pemble had earned the right to a grant of 4,500 shares of restricted stock (as adjusted to reflect the stock split) under the Company’s 2004 Stock Incentive Plan (the “2004 Plan”), under the Company’s EMI Program for fiscal 2007.  The Committee granted such awards to Ms. Silverberg and Mr. Pemble in June 2007.  However, at that time, there were insufficient shares available under the Company’s 2004 Plan to grant Ms. Lipson her full award.  As a result, the Committee granted Ms. Lipson 3,000 shares of restricted stock under the 2004 Plan in June and made up the shortfall by a grant of an additional 1,500 shares under the 2007 Plan in September, after shareholders had approved the 2007 Plan.

Long-Term Equity Incentive Compensation

The Board has delegated to the Committee the authority to make grants of stock options, shares of restricted stock, and restricted stock units (“RSUs”) to executive officers and other employees under our 2007 Plan.  In fiscal year 2008, our equity compensation program consisted primarily of grants of shares of restricted stock and stock options.  Grants of equity compensation were designed to:

•	attract superior managerial and professional talent;
•	retain key managerial and professional talent to support our continued growth and success; and
•	align management incentives with goals of the shareholders.

Stock option, restricted stock and RSU grants are designed to align the interests of the executive officers with those of our shareholders and provide each executive officer with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business.

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Each stock option grant allows the executive officer to acquire shares of common stock at an exercise price equal to the closing price of our common stock on the grant date over a specified period of time not to exceed 10 years.  Generally, shares subject to the option grant become exercisable in a series of installments over a four-year period, contingent upon the executive officer’s continued employment.  Accordingly, the option grant will provide a positive return to the executive officer only if he or she continues to provide services to us during the vesting period, and then only if the market price of the shares appreciates over the option term. Each grant of shares of restricted stock vests in installments over a period specified at the time of grant, thus incentivizing the executive officer to remain employed by us during the vesting period.

The size of the grants of stock options, shares of restricted stock, and RSUs to each executive officer is or will be set by the Committee at a level that is intended to create a meaningful opportunity for stock ownership and participation in the increases in our equity value, based upon the individual’s current position, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the term of the particular grants.  The size of the grants is also determined with reference to equity-based awards made to executive officers by perceived comparable companies, to the extent reasonably determinable.  The relevant weight given to each of these factors can vary from individual to individual.

As to its annual grants for fiscal 2008, in September 2007 the Committee granted to each executive officer both shares of restricted stock and stock options.  See the table entitled “Grants of Plan-Based Awards in Fiscal 2008” in this Proxy Statement for detailed information about the stock options and restricted shares granted to the executive officers during fiscal year 2008.

Perquisites and Other Personal Benefits

We provide certain executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with its overall compensation program to better enable us to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

As described below, certain of our executive officers have employment agreements that expressly entitle them to perquisites and other personal benefits.  In particular, each of Ms. Lipson and Mr. Pemble receives an annual tuition allowance, each of Ms. Lipson and Ms. Silverberg receives a monthly housing allowance in connection with their residence outside the United States and Mr. Pemble receives a monthly allowance relating to remote office expenses.  In addition, Ms. Moncure receives an annual housing allowance in connection with her residence outside the United States and an annual travel allowance.

Employment Agreements

On October 31, 2006, the Committee approved new employment agreements for each of Ms. Lipson, Ms. Silverberg and Mr. Pemble, retroactive to March 1, 2006.  The agreements were intended to ensure that the Company would be able to maintain a continuous, stable and competent team.  The Committee believes that the future success of the Company will depend to a significant degree on the skills and competence of the executive officers.  Each employment agreement has an eight-year term.  The employment agreements provide for annual base salaries, which will be reviewed annually.  In December 2007, the Committee reviewed the salaries and increased them, effective January 1, 2008, to $300,000, $270,000 and $270,000 for Ms. Lipson, Ms. Silverberg and Mr. Pemble, respectively, following due consideration of relevant factors.  Also, effective January 1, 2008, Ms. Lipson’s and Ms. Silverberg’s salaries were converted to be denominated in Chinese Renminbi (“RMB”) at the rate of 7.02 RMB to $1.00.  The conversion was in response to the decline in the value of the U.S. Dollar (“USD”) relative to Chinese RMB and in consideration of the fact that because they are living in China, most of their expenses are in Chinese currency.  The employment agreements provide for the payment of annual bonus compensation to the executive officer based on the success of business operations and the pre-tax profits of the Company as well as upon the performance of the executive officer, which bonus has been implemented pursuant to the EMI Program.  In addition, the employment agreements provide that the Company may grant stock options and/or other long-term equity incentive compensation to the executive officer, although such compensation is not quantified in the employment agreements.  The employment agreements further provide for the payment of annual allowances for the tuition for minor children of Ms. Lipson and Mr. Pemble, for certain housing expenses of Ms. Lipson and Ms. Silverberg and for certain remote office expenses of Mr. Pemble in amounts approved from time to time by the Committee.  Currently, such amounts as most recently approved by the Committee are reimbursement for actual tuition expenses incurred up to $90,000 per year, $5,000 per month for the housing expenses and $5,000 per month for the remote office expenses.

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For a description of the provisions of the employment agreements relating to termination of employment, see the section titled “Potential Payments Upon Termination or Change of Control.”

Anne Marie Moncure has a three-year employment agreement with Beijing Chindex Hospital Management Consulting Co., Ltd., a subsidiary of the Company, pursuant to which she serves as President of United Family Hospitals and General Manager of the Beijing United Family Hospitals & Clinics.  The employment agreement provides for an annual base salary of $155,000 and the payment of annual bonus compensation of up to $35,000, based upon mutually determined performance criteria.  In December 2007, the Committee reviewed Ms. Moncure’s salary and increased it, effective January 1, 2008, to $240,000 (converted to be denominated as 1,935,636 RMB) following due consideration of relevant factors.  In addition, the employment agreement provides an annual housing expense of up to $30,000, an annual travel allowance of $10,000 for spouse/family travel and home leave (both also converted to be denominated in RMB) and an annual allowance for professional membership and conferences.  The employment agreement provides for termination of Ms. Moncure’s employment with or without “cause” at any time, and in the event that the employment agreement is terminated prior to expiration without renewal or extension, Ms. Moncure is entitled to severance payments equal to one month salary for every year worked.  For purposes of Ms. Moncure’s employment agreement, “cause” means continuation for a period of four months of mental or physical disability which prevents Ms. Moncure from satisfactorily performing her duties, unauthorized disclosure of confidential information under certain circumstances, abuse or neglect of a patient, professional or personal misconduct, demonstrated incompetence or persistent negligence in the performance of duties; and violation or breach of employment agreement under certain circumstances.  The employment agreement also provides that Ms. Moncure will not work with a competing medical facility within the People’s Republic of China during a two-year period following termination of her employment with United Family Hospitals for any reason and that Ms. Moncure will maintain in confidence confidential information relating to United Family Hospitals’ or the Company’s business and all matters relating to any of the United Family Hospitals’ patients during the term of the agreement and for one year thereafter.

Total Compensation

In making decisions with respect to any element of an executive officer’s compensation, the Committee considers the total compensation that may be awarded to the officer, including salary, annual bonus and long-term incentive compensation.  In addition, in reviewing and approving the employment agreements for executive officers, the Committee considers the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances.  The Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, as amended, disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year.  The limitation applies only to compensation that is not considered to be performance-based.  Non-performance based compensation paid to the executive officers for the fiscal year ended March 31, 2008 did not exceed the $1.0 million limit for any executive officer.  The Company’s stock incentive plans have been structured so that awards under these plans may qualify as performance-based compensation for purposes of Section 162(m), depending on the terms of the award.  To date, the stock options granted to the executive officers qualified as performance-based.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management.  Based on the review and discussions, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

RESPECTFULLY SUBMITTED:

THE COMPENSATION COMMITTEE

Julius Y. Oestreicher (Chair) Carol R. Kaufman A. Kenneth Nilsson

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Summary Compensation Table

All share numbers and exercise prices have been adjusted to reflect the three for two stock split effective April 1, 2008.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Roberta Lipson President and Chief Executive Officer	2008 2007	266,310(5) 236,500(6)	53,262 75,000	71,618 6,808	127,140 -	93,209 -	151,821(7) 157,792(8)	763,360 476,100
Elyse Beth Silverberg Executive Vice President and Secretary	2008	239,679(5)	71,904	70,785	88,543	33,555	75,381(9)	579,847
	2007	213,000(6)	54,000	6,808	-	-	65,948	339,756
Lawrence Pemble Chief Financial Officer and Executive Vice President	2008	236,250	47,250	70,785	117,150	82,688	68,170(10)	622,293
	2007	238,930(6)	67,500	6,808	-	-	43,413	356,651
Anne Marie Moncure (11) United Family Hospital President	2008	173,300(12)	44,046	30,087	140,218	77,081	91,228(13)	555,960
	2007	121,733	33,833	-	23,052	-	92,724	271,342

(1)	Fiscal year ended March 31.

(2)
Represents the dollar amounts recognized as expense for financial statement reporting purposes for the fiscal years ended March 31, 2008 and 2007 in accordance with SFAS 123R with respect to restricted stock awards.  Since the Company first began awarding restricted stock in fiscal 2007, the amounts included in this column are attributable solely to awards granted in 2007 and 2008.  Each award of restricted shares entitles the holder to payment of cash dividends at the same time as dividends are paid to other shareholders.  Assumptions made in calculating the amount of the Company’s expense for these awards are included in Note 6 to the Company’s financial statements for the fiscal years ended March 31, 2008 and 2007.  Amounts reflected in this column may not correspond to the actual value that will be received by the executive from these awards.

(3)
Represents the dollar amount recognized as expense for financial statement reporting purposes for the fiscal years ended March 31, 2008 and 2007 in accordance with SFAS 123R with respect to stock option awards.  The amount reflects grants made in fiscal 2008 and prior years.  Assumptions made in calculating the amount of the Company’s expense for these awards are included in Note 1 to the Company’s financial statements for the fiscal years ended March 31, 2008 and 2007.

(4)
Represents the cash portion of annual incentive bonus under the EMI Program.  Stock options granted under this program for fiscal 2008 performance are discussed in the Compensation Discussion and Analysis and the portion of the expense attributable to fiscal 2008 is included in the ‘Option Awards’ column.

(5)
Effective January 1, 2008, Ms. Lipson’s and Ms. Silverberg’s salaries were denominated in Chinese RMB.  For purposes of this table, they have been converted to USD using an average exchange rate during that quarter of 7.02 RMB to $1.00.

(6)	Includes salary retroactively paid pursuant to current employment agreement.

(7)
Consists of $74,371 for tuition expenses for Ms. Lipson’s sons in China, housing allowance of $60,000 for Ms. Lipson’s housing in China, home leave expense of $10,000, $5,606 in matching contributions under the Company’s 401(k) plan and $1,844 for automobile and related expense.

(8)	Includes tuition reimbursement for 2007 that was paid in 2008.

(9)	Consists of housing allowance of $60,000 for Ms. Silverberg’s housing in China, home leave expense of $10,000 and $5,381 in matching contributions under the Company’s 401(k) plan.

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(10)	Consists of $4,295 for tuition expenses for Mr. Pemble’s children, maintenance of remote office facility expenses of $60,000 and $3,875 in matching contributions under the Company’s 401(k) plan.

(11)	Ms. Moncure’s employment began on May 1, 2006.

(12)	Ms. Moncure’s salary and expenses are paid in RMB and have been converted to USD using an average exchange rate for fiscal 2008 of 7.4605 RMB to $1.00.

(13)
Consists of rental expense of $36,926 for Ms. Moncure’s housing in China and $54,302 in travel expenses.  These amounts were paid to Ms. Moncure in RMB and have been converted to USD using an average exchange rate for fiscal 2008 of 7.4605 RMB to $1.00.

Grants of Plan-Based Awards in Fiscal 2008

The following table provides information about equity awards granted to the named executives in the fiscal year ended March 31, 2008.  All share numbers and exercise prices have been adjusted to reflect the three for two stock split effective April 1, 2008.

Name		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)(4)			All Other Stock Awards: Number of Shares of Stock or Units(3) (4) (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value(6) ($)
	Grant Date(7)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Roberta Lipson		26,631	66,576	93,209	0	4,500	6,000	-	-	-	$64,575(8)
	9/11/2007	-	-	-	-	-	-	15,000	-	-	$223,575
	9/11/2007	-	-	-	-	-	-	-	52,500	$13.55	$499,800

Elyse Beth Silverberg		23,968	59,920	83,888	0	4,500	6,000	-	-	-	$66,375(8)
	9/11/2007	-	-	-	-	-	-	9,000	-	-	$121,950
	9/11/2007	-	-	-	-	-	-	-	45,000	$13.55	$428,400

Lawrence Pemble		23,625	59,063	82,688	0	4,500	6,000	-	-	-	$66,375(8)
	9/11/2007	-	-	-	-	-	-	9,000	-	-	$121,950
	9/11/2007	-	-	-	-	-	-	-	45,000	$13.55	$428,400

Anne Marie Moncure		17,330	43,325	60,655	-	-	-	-	-	-	-
	6/29/2007	-	-	-	-	-	-	3,000	-	-	$44,250
	9/11/2007	-	-	-	-	-	-	9,000	-	-	$121,950
	9/11/2007	-	-	-	-	-	-	-	45,000	$13.55	$428,400

(1)
Cash portion of performance awards for fiscal year 2008 under the EMI Program.  See the Compensation Discussion and Analysis for information regarding the nature of the performance goals and the extent to which they were earned.

(2)
These grants of restricted stock were made during fiscal year 2008 to reflect achievement of performance goals established for fiscal 2007 under the EMI Program for that year.  In June 2007, the Compensation Committee determined that each of Ms. Lipson, Ms. Silverberg, and Mr. Pemble had earned the target level award of 4,500 shares of restricted stock.  The awards were granted on June 29, 2007 except that, because there was an insufficient number of shares then available under the 2004 Plan, the portion of Ms. Lipson’s award with respect to 1,500 restricted shares was not granted until September 11, 2007.  Ms. Moncure did not participate in the EMI Program for 2007.  See the Compensation Discussion and Analysis for information with respect to equity grants made in fiscal 2009 with respect to the EMI Program for 2008.

(3)
This column shows the number of shares of restricted stock granted to each named executive in fiscal 2008 other than grants under the EMI Program (which are reflected in the ‘Estimated Possible Payouts Under Equity Incentive Plan Awards’ column).

BACK

(4)
For the restricted stock grant dated June 29, 2007, the award vests one-third of the restricted shares on grant date and one-third each on the first two anniversaries of the date of grant, with full vesting in the event of a change of control of Chindex.  For the restricted stock grant dated September 11, 2007, the award vests one-fourth of the restricted shares on each of the first four anniversaries of the date of grant, with full vesting in the event of termination by the Company without cause or a change of control of Chindex.  Pursuant to their employment agreements, the awards granted to Ms. Lipson, Ms. Silverberg, and Mr. Pemble also vest upon their termination for “good reason.”  Pursuant to the grant agreements, the awards granted to Ms. Moncure will vest upon a change of control event pertaining to the Company.

(5)
This column shows the number of stock options granted to each named executive in fiscal 2008.  For the stock option grant dated September 11, 2007, the award vests as to 25% of the shares on each of the first four anniversaries of the date of grant, with full vesting in the event of a change of control of Chindex.  Vested options are exercisable for ninety days after termination of employment.

(6)
This column shows the full grant date fair value of the restricted stock and stock options under SFAS 123R granted to the named executives in 2008, which is the amount that the Company would expense in its financial statements over the award’s vesting schedule.  The fair market value of the restricted stock granted June 29, 2007 and September 11, 2007 was $14.75 and $13.55 per share, adjusted for the three for two stock split effective April 1, 2008, respectively.  The grant date fair value of the stock options granted September 11, 2007 was $9.52 per share, adjusted for the three for two stock split effective April 1, 2008.  These amounts reflect the Company’s accounting expense, and may not correspond to the actual value that will be recognized by the named executives.

(7)	Equity awards granted on June 29, 2007 were granted under the 2004 Plan. Equity awards granted on September 11, 2007 were granted under the 2007 Plan.

(8)	Reflects grant date fair value of the 4,500 shares actually awarded pursuant to this grant.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table provides information on the holdings of stock options and unvested restricted stock by the named executives as of March 31, 2008.  All share numbers and exercise prices have been adjusted to reflect the three for two stock split effective April 1, 2008.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Roberta Lipson	09/11/2000(1)	145,200	-	1.46	09/11/2010	-	-
	04/26/2004(2)	37,500	-	9.17	04/26/2009	-	-
	07/08/2005(4)	16,500	-	2.98	07/08/2015	-	-
	02/07/2006(1)	40,500	-	4.36	02/07/2016	-	-
	09/12/2006(5)	-	-	-	-	3,000	75,510
	06/29/2007(7)	-	-	-	-	2,000	50,340
	09/11/2007(8)	-	52,500	13.55	09/11/2017	-	-
	09/11/2007(8)	-	-	-	-	16,500	415,305
Elyse Beth Silverberg	09/11/2000(1)	145,200	-	1.46	09/11/2010	-	-
	04/26/2004(3)	37,500	-	8.33	04/26/2014	-	-
	07/08/2005(4)	16,500	-	2.98	07/08/2015	-	-
	02/07/2006(1)	40,500	-	4.36	02/07/2016	-	-
	09/12/2006(5)	-	-	-	-	3,000	75,510
	06/29/2007(7)	-	-	-	-	3,000	75,510
	09/11/2007(8)	-	45,000	13.55	09/11/2017	-	-
	09/11/2007(8)	-	-	-	-	9,000	226,530

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Lawrence Pemble	02/07/2006(1)	84,000	-	4.36	02/07/2016	-	-
	09/12/2006(5)	-	-	-	-	3,000	75,510
	06/29/2007(7)	-	-	-	-	3,000	75,510
	09/11/2007(8)	-	45,000	13.55	09/11/2017	-	-
	09/11/2007(8)	-	-	-	-	9,000	226,530
Anne Marie Moncure	02/07/2006(6)	7,500	7,500	4.36	02/07/2016	-	-
	06/29/2007(7)	-	-	-	-	3,000	75,510
	09/11/2007(8)	-	45,000	13.55	09/11/2017	-	-
	09/11/2007(8)	-	-	-	-	9,000	226,530

(1)	All of these options vested on grant date.

(2)	15,000 options vested on the date of grant and the remaining 22,500 vested one-half on the first anniversary date and one-half on the second anniversary date.

(3)	30,000 options vested on the date of grant and the remaining 7,500 options vested on March 15, 2005.

(4)	One-third of these options vested on the date of grant and the remaining options vested on February 7, 2006.

(5)	Vests one-third on the first anniversary of the date of grant, one-third on the second anniversary of the date of grant and one-third on the third anniversary of the date of grant.

(6)
7,500 options vested on the date of grant and the remaining 22,500 options vest one-third on the first anniversary of the date of grant, one-third on the second anniversary of the date of grant and one-third on the third anniversary of the date of grant.

(7)	These shares vest one-third on the date of grant, one third on the first anniversary of the date of grant and one-third on the second anniversary of the date of grant.

(8)	These options and shares vest one-fourth on each of the first four anniversaries of the date of grant.

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Roberta Lipson	-	-	2,500	35,673
Elyse Beth Silverberg	-	-	3,000	43,050
Lawrence Pemble	159,000	1,890,144	3,000	43,050
Anne Marie Moncure	15,000	301,672	-	-

Potential Payments Upon Termination or Change of Control

The Company has entered into employment agreements with Ms. Lipson, Ms. Silverberg, Mr. Pemble and Ms. Moncure.  The agreements with Ms. Lipson, Ms. Silverberg and Mr. Pemble provide that in the event of the executive’s termination by the Company for “cause” or the executive’s voluntary resignation without “good reason,” the executive would only be entitled to earned but unpaid salary, earned but unpaid bonus for a previously completed fiscal year, reimbursement for business expenses, payment for unused vacation and any amounts payable under Company benefit plans or policies.

BACK

Under the agreements, “cause” means willful misconduct or gross negligence, dishonesty or misappropriation of assets, certain absences from work, unauthorized disclosure of confidential or proprietary information under certain circumstances, a conviction for certain crimes or a violation of certain laws, or the failure to attempt to perform the executive’s duties, most of which events are subject to opportunities to cure.

The agreements also provide that in the event of the executive’s termination by the Company without “cause” or by the executive for “good reason,” the executive would be entitled to all of the above amounts and benefits plus (i) a lump sum payment equal to three times the sum of the ensuing year’s salary plus the prior year’s bonus, (ii) a pro rata portion of the current year’s bonus (based on the greater of the executive’s average bonus for the two prior years or 30% of salary); (iii) continuation of specified medical benefits for life (unless the executive reaches the age of 65, or becomes eligible for Medicare or corresponding benefits with a new employer); (iv) vesting of all equity awards, and (v) continuation of any tuition reimbursements,  remote office or housing allowances for three years.  The executive is also entitled to a tax gross-up to the extent amounts payable to the executive in the event of a change of control are subject to excise tax.  Under the employment agreements, “good reason” means any reduction in the executive’s authority, duties or responsibilities; an adverse change in the executive’s position, title or responsibilities (except for changes solely by virtue of the Company being acquired by another entity); the assignment of duties to the executive that are inconsistent with his or her position and status; a reduction in the executive’s annual salary or bonus opportunity; the failure to cure a material breach of the executive’s employment agreement by the Company; or relocation of the executive without his or her consent, all but the last of which events are subject to an opportunity to cure.

The agreements also provide that in the event of the executive’s death or becoming disabled their employment would terminate immediately and automatically.  The executive would only be entitled to earned but unpaid salary, earned but unpaid bonus for a previously completed fiscal year, reimbursement for business expenses, payment for unused vacation, any amounts payable under Company benefit plans or policies, and a pro rata portion of the current year’s bonus.  For purposes of the agreement, “disability” is defined as physical or mental incapacity of a nature which prevents the executive, in the good faith judgment of the Company’s Board of Directors, from performing the executive’s duties under the agreement for a period of 180 consecutive days or 270 days during any year.

The agreements also provide that the executive’s employment would terminate immediately and automatically upon the expiration of the term of the agreement.  The executive would be entitled to earned but unpaid salary, earned but unpaid bonus for a previously completed fiscal year, reimbursement for business expenses, payment for unused vacation, any amounts payable under Company benefit plans or policies, and a pro rata portion of the current year’s bonus; provided, however, that if the executive’s employment was terminated at the expiration of the term and the Company had not previously offered to renew the employment agreement on commercially reasonable terms, then the Company would also pay or provide (i) group life, disability, sickness, hospitalization and accident insurance benefits equivalent to those to which the executive would have been entitled if continued working for the Company for an additional twelve month period, and (ii) the annual salary to the same extent to which the executive would have been entitled if he or she continued working for the Company for an additional twelve month period.

The employment agreements have non-competition, confidentiality and non-solicitation provisions.  The non-competition provision states that the executive officer will not compete with the Company through the end of one year after cessation of employment, with certain exceptions.  The confidentiality provision states that the executive officer will maintain the confidential information of the Company in confidence during and after employment, with certain exceptions.  The non-solicitation provision states that, for one year after cessation of employment, the executive officer will not solicit for employment or hire any person who was employed by the Company during the term of such person’s employment, with certain exceptions.

The agreements provide for immediate expiration as of the termination date of any unvested equity incentive awards (stock options or restricted stock) in the event the agreement is terminated for “cause,” voluntary termination by the executive, death or disability.  The agreements provide that any unvested equity incentive awards granted to the executive prior to the termination date shall become immediately vested and exercisable in the event termination is without “cause” or for “good reason.”  In such cases, the executive has a period of ninety (90) days following the date of termination (or such longer period as may be provided in the respective option grant, but in no event past the respective expiration term of the option grant) to exercise all options granted under any of the Company’s plans.

Ms. Moncure’s employment agreement provides for termination of Ms. Moncure’s employment with or without “cause” at any time, and in the event that the employment agreement is terminated prior to expiration without renewal or extension, Ms. Moncure is entitled to severance payments equal to one month salary for every year worked.  For purposes of

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Ms. Moncure’s employment agreement, “cause” means continuation for a period of four months of mental or physical disability which prevents Ms. Moncure from satisfactorily performing her duties, unauthorized disclosure of confidential information under certain circumstances, abuse or neglect of a patient, professional or personal misconduct, demonstrated incompetence or persistent negligence in the performance of duties; and violation or breach of the employment agreement under certain circumstances.

The following table provides an estimate of the potential payments and benefits that each of the named executives would be entitled to receive upon termination of employment under various circumstances and upon a change of control.  In each case, the table assumes the executive’s termination or the change of control occurred on March 31, 2008.  The table does not include payments the executive would be entitled to receive in the absence of one of these specified events, such as from the exercise of previously-vested stock options (which amount can be calculated from the Outstanding Equity Awards at 2008 Fiscal Year-End Table).  The table also does not include benefits that are provided on a non-discriminatory basis to salaried employees generally, including amounts payable under the Company’s 401(k) Plan.

	Cash Severance Payment ($)	Continuation of Medical / Welfare Benefits ($)	Accelerated Vesting of Equity Awards ($)	Continued Tuition and Housing Allowance ($)	Tax Gross-up ($)	Total Termination Benefits ($)
Roberta Lipson
• Voluntary Resignation or Termination for Cause	105,000(1)	0	NA	NA	NA	105,000
• Death or Disability	105,000(1)	0	NA	NA	NA	105,000
• Termination Without Cause or for Good Reason	1,215,000	286,558 (2)	1,151,205 (3)	450,000(4)	NA	3,102,763
• Change of Control	0	0	1,151,205 (3)	0	0	1,151,205
• Termination Without Cause or for Good Reason after Change of Control	1,215,000	286,558(2)	1,151,205 (3)	450,000(4)	1,238,913	4,341,676
• Failure to Renew	405,000	12,678	NA	NA	NA	417,678
Elyse Beth Silverberg
• Voluntary Resignation or Termination for Cause	94,500(1)	0	NA	NA	NA	94,500
• Death or Disability	94,500(1)	0	NA	NA	NA	94,500
• Termination Without Cause or for Good Reason	1,093,500	320,525(2)	900,450(3)	180,000(4)	NA	2,494,475
• Change of Control	0	0	900,450(3)	0	0	900,450
• Termination Without Cause or for Good Reason after Change of Control	1,093,500	320,525(2)	900,450(3)	180,000(4)	978,164	3,472,639
• Failure to Renew	364,500	12,678	NA	NA	NA	377,178

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Cash Severance Payment ($)	Continuation of Medical / Welfare Benefits ($)	Accelerated Vesting of Equity Awards ($)	Continued Tuition and Housing Allowance ($)	Tax Gross-up ($)	Total Termination Benefits ($)
Lawrence Pemble
• Voluntary Resignation or Termination for Cause	94,500(1)	0	NA	NA	NA	94,500
• Death or Disability	94,500(1)	0	NA	NA	NA	94,500
• Termination Without Cause or for Good Reason	1,093,500	374,928(2)	900,450(3)	450,000(4)	NA	2,818,878
• Change of Control	0	0	900,450(3)	0	0	900,450
• Termination Without Cause or for Good Reason after Change of Control	1,093,500	374,928(2)	900,450(3)	450,000(4)	1,321,212	4,140,090
• Failure to Renew	364,500	15,862	NA	NA	NA	380,362
Anne Marie Moncure
• Voluntary Resignation or Termination for Cause	84,000(1)	0	NA	NA	NA	84,000
• Death or Disability	84,000(1)	0	NA	NA	NA	84,000
• Termination Without Cause or for Good Reason	124,000	0	981,015(3)	0	NA	1,105,015
• Change of Control	0	0	981,015(3)	0	0	981,015
• Termination Without Cause or for Good Reason after Change of Control	124,000	0	981,015(3)	0	0	1,105,015

(1)	The amount reflects earned but unpaid bonus for fiscal 2008.

(2)	Calculated using an assumed life expectancy of 85 years and an annual inflation rate of 3%.

(3)	Calculated using the March 31, 2008 Chindex common stock market value of $25.17.

(4)	Calculated using the maximum benefit allowed per contract. Actual usage has been lower.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since April 1, 2007, there has not been any transaction, and there is no currently proposed transaction, involving the Company and any of its directors, executive officers, 5% stockholders or any members of the immediate family of any of the foregoing persons, which transaction would be disclosable pursuant to Item 404 of Regulation S-K promulgated pursuant to the Securities Act of 1933.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Our certificate of incorporation limits the liability of our stockholders, directors and officers to the maximum extent permitted by Delaware law.  Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Delaware law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by Delaware law, our bylaws provide that we must indemnify our stockholders, directors, officers, employees and agents in each situation where Delaware law permits us to indemnify them.  We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.  We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.  The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders.  Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

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OWNERSHIP OF VOTING SECURITIES

The following table sets forth information as to the ownership of shares of the Company’s Common Stock and Class B Common Stock as of July 25, 2008 with respect to (i) holders known to the Company to beneficially own more than five percent (5%) of the outstanding Common Stock or Class B Common Stock, (ii) each director, (iii) the Company’s named executive officers for fiscal 2008 and (iv) all directors and executive officers of the Company as a group.  All share numbers have been adjusted to reflect the three for two stock split effective April 1, 2008.

	Amount and Nature Of Beneficial Ownership (2)(3)		Percent of:
Name and Address of Beneficial Stockholder (1)	Common Stock	Class B Common Stock(4)	Common Stock	Class B Common Stock	Combined(5)
Roberta Lipson	245,017(6)	660,000(7)	1.8%	56.8%	20.6%
Elyse Beth Silverberg	275,958(8)	390,750	2.1%	33.6%	12.8%
Lawrence Pemble	89,412(9)	111,750	Less than 1%	9.6%	3.7%
Julius Y. Oestreicher	137,720(10)	0	1.0%	0%	Less than 1%
Carol R. Kaufman	132,540(11)	0	Less than 1%	0%	Less than 1%
A. Kenneth Nilsson	17,499(12)	0	Less than 1%	0%	Less than 1%
Holli Harris	30,500(13)	0	Less than 1%	0%	Less than 1%
Anne Marie Moncure	8,499(14)	0	Less than 1%	0%	Less than 1%
Magenta Magic Limited c/o JPMorgan Chase Bank, N.A., at 26/F Chater House 8 Connaught Road Central, Hong Kong	808,190(15)	0	6.1%	0%	4.0%
Andrew Edward and Ronit Martine Gold 10835 Lockland Road Potomac, MD 20854	923,271(16)	0	7.0%	0%	4.6%
Gotham Holdings, L.P. 650 Fifth Avenue, 6th Floor New York, NY 10019	987,750(17)	0	7.5%	0%	4.9%
Martin Currie Inc. Saltire Court 20 Castle Terrace Edinburgh, EH1 2ES Scotland	610,670(18)	0	4.6%	0%	3.0%
Federated Investors, Inc. Federated Investors Tower Pittsburgh, PA 15222	532,883(19)	0	4.0%	0%	2.6%
General Motors Investment Management Corporation and JPMorgan Chase Bank 767 Fifth Avenue New York, NY 10153	531,288(20)	0	4.0%	0%	2.6%
All Executive Officers and Directors as a Group (8 persons)	937,145(21)	1,162,500	7.0%	100.0%	38.8%

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_______________

(1)	Unless otherwise indicated, the business address of each person named in the table is c/o Chindex International, Inc., 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814.

(2)	Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares indicated below.

(3)	Beneficial ownership is calculated in accordance with Regulation S-K as promulgated by the Commission.

(4)	The Common Stock is entitled to one vote per share, whereas the Class B Common Stock is entitled to six votes per share.

(5)
Indicates percentage voting power represented by beneficial ownership when the Common Stock and Class B Common Stock vote together, based on a total of • shares of Common Stock and 1,162,500 shares of Class B Common Stock outstanding as of the Record Date.

(6)	Includes 202,199 shares underlying options that are currently exercisable with respect to all of the underlying shares.

(7)	Includes 20,000 shares held by each of the Ariel Benjamin Lee Trust, Daniel Lipson Plafker Trust and Jonathan Lipson Plafker Trust, of each of which Ms. Lipson is a trustee.

(8)	Includes 239,700 shares underlying options that are currently exercisable with respect to all of the underlying shares.

(9)	Includes 84,000 shares underlying options that are currently exercisable with respect to all of the underlying shares.

(10)	Includes 129,720 shares underlying options that are currently exercisable with respect to all of the underlying shares.

(11)	Includes 126,540 shares underlying options that are currently exercisable with respect to all of the underlying shares.

(12)	Includes 750 shares owned by Mr. Nilsson’s wife, as to which shares Mr. Nilsson disclaims beneficial ownership.

(13)	Includes 22,500 shares underlying options that are currently exercisable with respect to all of the underlying shares.

(14)	Includes 7,499 shares underlying options that are currently exercisable with respect to all of the underlying shares.

(15)	Includes 323,276 and 484,914 shares issuable upon conversion of convertible notes in the aggregate principle amount of $15,000,000 issued on November 13, 2007 and January 11, 2008, respectively.

(16)
The amount and nature of beneficial ownership of these shares by Andrew Edward Gold and Ronit Martine Gold is based solely on a Schedule 13G/A filed by them with the Commission.  We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G/A, but have no reason to believe that such information is not complete or accurate.

(17)
The amount and nature of beneficial ownership of these shares by Gotham Holdings, L.P. is based solely on a Schedule 13G/A filed by it with the Commission.  The Schedule 13G/A indicates that Gotham Holdings, L.P., RLA Management Co., LLC and Russell Anmuth have investment decision over our shares.  We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G/A, but have no reason to believe that such information is not complete or accurate.

(18)
The amount and nature of beneficial ownership of these shares by Martin Currie Inc. is based solely on a Schedule 13G filed by it with the Commission.  We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(19)
The amount and nature of beneficial ownership of these shares by Federated Investors, Inc. is based solely on a Schedule 13G/A filed by it with the Commission.  The Schedule 13G/A indicates that Federated Investors, Inc. is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisors to registered investment companies and separate accounts that own shares of our common stock.  The Investment Advisors are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Investors, Inc., the Parent.  All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees.  We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(20)
The amount and nature of beneficial ownership of these shares by General Motors Investment Management Corporation and JPMorgan Chase Bank, N.A. is based solely on a Schedule 13G filed by them with the Commission.  The Schedule 13G indicates that General Motors Investment Management Corporation and JPMorgan Chase Bank, N.A. have investment decision over our shares.  We have no independent knowledge of the accuracy or

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completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(21)	Includes 812,158 underlying options that are currently exercisable with respect to all of the underlying shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during fiscal 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with, except:  three filings by Ms. Moncure reflecting four transactions; two filings by Ms. Chartier reflecting two transactions; two filings by Ms. Silverberg reflecting three transactions; one filing by Mr. Oestreicher reflecting one transaction; three filings by Mr. Pemble reflecting fifteen transactions; and two filings by Ms. Lipson reflecting three transactions.

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PROPOSAL 2—APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS

The Board of Directors following the recommendation from the Governance and Nominating Committee, has unanimously adopted a resolution proposing an amendment to the Company’s certificate of incorporation adding a new Article THIRTEENTH that classifies the Board of Directors into three classes with staggered terms of office.  The Company’s Board of Directors has consisted of a single class of seven directors.  All of the Company’s directors have been elected at each annual meeting of stockholders.  The classified board amendment would classify the board of directors into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.

As indicated earlier, members in each class would be elected at the Annual Meeting.  The directors initially elected in Class I (Roberta Lipson and A. Kenneth Nilsson) would serve until the next annual meeting of stockholders in 2009 or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal.  The directors initially elected in Class II (Julius Y. Oestreicher, Lawrence Pemble and Elyse Beth Silverberg) would serve until the annual meeting of stockholders in 2010 or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal.  The directors initially elected in Class III (Holli Harris and Carol R. Kaufman) would serve until the annual meeting of stockholders in 2011 or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal.  Beginning with the election of directors to be held at the 2009 annual meeting of stockholders, the class of directors to be elected in such year (Class I) would be elected for a three-year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors shall expire in each year.

Approval of a Classified Board of Directors

To preserve the classified board structure, the classified board amendment also provides that a director elected by the Board of Directors to fill a vacancy resulting from the resignation, death, disqualification or removal of a director, shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board of Directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

Delaware law provides that, if a corporation has a classified board, unless the corporation’s certificate of incorporation specifically provides otherwise, the directors may only be removed by the stockholders for cause.  The Company’s certificate of incorporation, as amended by the proposed classified board amendment, would not provide for removal of directors other than for cause.  Therefore, if Proposal 2 is adopted, stockholders can remove directors of the Company for cause, but not in other circumstances.  Presently, all of the directors of the Company are elected annually and all of the directors may be removed, with or without cause, by a majority of the voting power of the Company.

Unless a director is removed or resigns, three annual elections are needed to replace all of the directors on the classified Board of Directors.  The classified board amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company’s stock with the intention of obtaining immediate control of the Board of Directors.  If this proposal is adopted, these provisions will be applicable to each annual election of directors, including the elections following any change of control of the Company.

The Company is not aware of any present third-party plans to gain control of the Company, and the classified board amendment is not being recommended in response to any such plan.  Rather, the Board of Directors is recommending the classified board amendment as part of its periodic review of the Company’s corporate governance mechanism and to assist in assuring fair and equitable treatment for all of the Company’s stockholders in hostile takeover situations.  The Board of Directors has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of the Company.

Advantages of the Classified Board Amendment

The classified board amendment is designed to assure continuity and stability in the Board of Directors’ leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with the Company and, therefore, will be familiar with its business and operations.  The Company has not experienced continuity problems in the past and the Board of Directors wishes to ensure that this experience will continue.

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The Board of Directors believes that the stability in the Board of Directors’ leadership and policies in the past has helped to promote the creation of long-term stockholder value.  The Board of Directors also believes that the classified board amendment will assist the Board of Directors in protecting the interests of the Company’s stockholders in the event of an unsolicited offer for the Company by encouraging any potential acquirer to negotiate directly with the Board of Directors.

Disadvantages of the Classified Board Amendment

The classified board amendment may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of the Company’s outstanding Common Stock.  Without the ability to obtain immediate control of the Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company.  Thus, the classified board amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests.  By potentially discouraging accumulations of large blocks of the Company’s stock and fluctuations in the market price of the Company’s stock caused by accumulations, the classified board amendment could cause stockholders to lose opportunities to sell their shares at temporarily higher prices.  Further, the classified board amendment will make it more difficult for stockholders to change the majority composition of the Board of Directors, even if the stockholders believe such a change would be desirable.  Because of the additional time required to change the control of the Board of Directors, the classified board amendment could be viewed as tending to perpetuate present management.

The complete text of the proposed amendment to the Company’s certificate of incorporation providing for the classified Board of Directors is attached as Exhibit A.  Please read Exhibit A in its entirety.

THE BOARD RECOMMENDS A VOTE FOR AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ADOPT A CLASSIFIED BOARD OF DIRECTORS.

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PROPOSAL 3—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the firm of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009.  Neither the Company’s governing documents nor applicable law requires stockholder ratification of the appointment of our independent registered public accounting firm.  However, the Audit Committee has recommended, and the Board of Directors has determined, to submit the appointment of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain BDO Seidman, LLP.  Even if the stockholders ratify the appointment, the Audit Committee has the discretion to change the independent registered public accounting firm at any time.

Information concerning BDO Seidman, LLP’s services for Chindex and fees billed for the fiscal year ended March 31, 2008 can be found in the “Independent Registered Public Accounting Firm” section below.

The ratification of BDO Seidman, LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or represented at the Annual Meeting and entitled to vote on the proposal.  Abstentions and broker non-votes will have no effect on the vote, but are counted in determining a quorum.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

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REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with the accounting principles generally accepted in the United States of America, their judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board.  In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, as amended to the date hereof, for filing with the Commission.

The Audit Committee determined that the provision by BDO Seidman, LLP of non-audit services was compatible with maintaining the independence of BDO Seidman, LLP.  In certain cases, the Audit Committee may delegate authority to pre-approve non-audit services on a preliminary basis to one or more members of the Audit Committee, provided that such pre-approvals are communicated to the full Committee at its next meeting.  During fiscal 2008, all services were pre-approved by the Audit Committee in accordance with its charter and this policy.

            RESPECTFULLY SUBMITTED:

            THE AUDIT COMMITTEE

            Holli Harris (Chair)
            Carol R. Kaufman
            A. Kenneth Nilsson
            Julius Y. Oestreicher

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Independent Registered Public Accounting Firm

The Audit Committee has selected BDO Seidman, LLP as our independent registered public accounting firm for 2009.  Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  They will have the opportunity to make a statement if they desire to do so.

Fees

The following table shows the fees we paid to BDO Seidman, LLP during the last two fiscal years:

	Fiscal Year Ended March 31, 2007	Fiscal Year Ended March 31, 2008
Audit Fees: (a)	$867,000	$977,000
Audit-Related Fees: (b)	4,000	3,000
Tax Fees: (c)	2,000	0
All Other Fees:(d)	1,000	0
Total	$874,000	$980,000

_______________

(a)
Represents fees for professional services provided in connection with the audit of our annual financial statements (including services incurred with rendering on opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(b)	This represents fees for other miscellaneous items not otherwise included above.

(c)	Represents fees for international and U.S. tax planning and compliance services as well as consultations and assistance surrounding matters with various income and sales tax authorities.

(d)
Represents fees billed for products and services provided by the principal accountant, other than the services reported in (a), (b) and (c).   For the fiscal year ended March 31, 2007 these fees represent training costs.

Auditor Independence

The Audit Committee has determined that the provision by BDO Seidman, LLP of non-audit services is compatible with maintaining the independence of BDO Seidman, LLP.  In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by BDO Seidman, LLP.  In certain cases, the Audit Committee may delegate authority to pre-approve non-audit services on a preliminary basis to one or more members of the Audit Committee, provided that such pre-approvals are communicated to the full Committee at its next meeting.  During fiscal 2008, all services were pre-approved by Audit Committee in accordance with this policy.

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OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above.  If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered.  You can notify us by sending a written request to Chindex International, Inc., Investor Relations, 4340 East West Highway, Suite 1100, Bethesda, MD 20814 or call us at (301) 215-7777 if (i) you wish to receive a separate copy of an annual report or proxy statement for this meeting; (ii) you would like to receive separate copies of those materials for future meetings; or (iii) you are sharing an address and you wish to request delivery of a single copy of annual reports or proxy statements if you are now receiving multiple copies of annual reports or proxy statements.

The Difference Between Holding Shares as a Stockholder of Record and as a Beneficial Owner

Most stockholders hold shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, which are summarized below:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered to be the STOCKHOLDER OF RECORD of those shares and these proxy materials are being sent directly to you by Chindex.  As the STOCKHOLDER OF RECORD, you have the right to vote by proxy or to vote in person at the meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the BENEFICIAL OWNER of shares held IN STREET NAME, and these proxy materials are being forwarded to you by your broker or bank, which is considered to be the STOCKHOLDER OF RECORD of those shares.  As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting.  If you wish to vote these shares at the meeting, you must contact your bank or broker for instructions as to how to do so.  Your broker or bank has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares for you.

Advance Notice Procedures

Under our bylaws, no business may be presented by any stockholder before an annual meeting unless it is properly presented before the meeting by or on behalf of a stockholder entitled to vote who has delivered written notice to our Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) at least 60 days prior to the anniversary date of the preceding year’s annual meeting - that is, with respect to the 2009 annual meeting, by July 13, 2009.  These requirements are separate from and in addition to the Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

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Stockholder Proposals for the 2009 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2009 may do so by following the procedures prescribed in Commission Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Secretary no later than July 18, 2009.  Proposals should be sent to Secretary, Chindex International, Inc., 4340 East West Highway, Suite 1100, Bethesda, MD 20814.

Financial Materials

STOCKHOLDERS MAY REQUEST FREE COPIES OF OUR FINANCIAL MATERIALS (ANNUAL REPORT, FORM 10-K AND PROXY STATEMENT) FROM CHINDEX INTERNATIONAL, INC., 4340 EAST WEST HIGHWAY, SUITE 1100, BETHESDA, MD 20814, ATTENTION: SECRETARY. THESE MATERIALS MAY ALSO BE ACCESSED ON OUR WEB SITE AT www.chindex.com.

Stockholder List

A list of registered stockholders on the record date for the Annual Meeting (the “List”) will be available for inspection from September 6, 2008 through the Annual Meeting at the offices of the Company, 4340 East West Highway, Suite 1100, Bethesda, MD 20814.  The List will be available at the Annual Meeting and may be inspected by any stockholder who is present.

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EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
CHINDEX INTERNATIONAL, INC.

The undersigned, being the President and Chief Executive Officer of CHINDEX INTERNATIONAL, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1.           The name of the Corporation (hereinafter referred to as the “Company”) is Chindex International, Inc.  The date of filing the original certificate of incorporation with the Secretary of State of Delaware was June 17, 2002.

2.           Article THIRTEENTH of said certificate of incorporation is hereby added to read in its entirety as follows:

“(i)           The number of directors which shall constitute the whole board of directors of the corporation shall be specified in the Bylaws of the corporation.

           (ii)           The board shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Directors in Class I shall serve for a term ending at the annual stockholders meeting held in the year 2009, directors in Class II shall serve for a term ending at the annual stockholders meeting held in the year 2010, and directors in Class III shall serve for a term ending at the annual stockholders meeting held in the year 2011. Thereafter, each director shall serve for a term ending at the third annual stockholders meeting following the annual meeting at which such director was elected. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or disabled, or shall otherwise be removed.

           (iii)           At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the board of directors fills a vacancy resulting from the resignation, death, disqualification or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the board of directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

           (iv)           Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his current term or his or her earlier resignation, death, disqualification or removal. If any newly created directorship or vacancy on the board of directors, consistent with the rule that the three classes shall be as nearly equal in number of

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directors as possible, may be allocated to one or two or more classes, the board of directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

           (v)           During any period when the holders of Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues (a) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors as provided for pursuant to the provisions of such Preferred Stock or series; (b) each such additional director shall not be a member of Class I, Class II or Class III, but shall serve until the next annual meeting or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever is earlier; and (c) whenever the holders of such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the resignation, death, disqualification or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

           (vi)           Subject to the rights of the holders of any series of Preferred Stock then outstanding and notwithstanding anything else to the contrary contained herein, any director, or the entire board of directors, may be removed from office at any time, but only (a) for cause, and (b) by the affirmative vote of a majority of all votes entitled to be cast generally in the election of directors of the Corporation by outstanding shares of capital stock of the Corporation, and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares.”

3.           The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Company’s Board of Directors and a majority of each class of the Company’s outstanding stock in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Company’s Certificate of Incorporation, as amended, to be signed by Roberta Lipson, the Company’s President and Chief Executive Officer, this 16th day of September, 2008.

CHINDEX INTERNATIONAL, INC.

By:
Roberta Lipson
President

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PROXY CARD

PROXY                                                                                                   PROXY

CHINDEX INTERNATIONAL, INC.

(Solicited on behalf of the Board of Directors)

The undersigned holder of Common Stock or Class B Common Stock, as the case may be, of CHINDEX INTERNATIONAL, INC. (the “Company”), revoking all proxies heretofore given, hereby constitute and appoint Lawrence Pemble and Cheryl Chartier and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2008 Annual Meeting of Stockholders of the Company, to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, September 16, 2008 at 8:30 A.M., local time, and at any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting.  Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR the other proposals set forth on the reverse side.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

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The Board of Directors Recommends
a vote FOR all proposals

1. Election of Seven Directors:	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all listed nominees below
	☐	☐

Nominees:	Holli Harris, Carol R. Kaufman, Roberta Lipson, A. Kenneth Nilsson, Julius Y. Oestreicher, Lawrence Pemble and Elyse Beth Silverberg

(Instruction: To withhold authority to vote for any individual nominee, cross out that nominee’s name in the list provided above.)

2.                        Proposal to amend the Company’s certificate of incorporation to adopt a classified board of directors.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to approve the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2009.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

The shares represented by this proxy will be voted in the manner directed.  In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1, FOR Proposal 2 and FOR Proposal 3 and in accordance with their discretion on such other matters as may properly come before the meeting.

Dated: _____________________, 2008
________________________________________________________
________________________________________________________
Signature(s)

(Signature(s) should conform to names as registered.  For jointly owned shares, each owner should sign.  When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY